Exhibit 1

SELLERS & ANDERSEN, L.L.C.                       941 East 3300 South, Suite 202
Certified Public Accountants and Business           Salt Lake City, Utah, 84106
         Consultants                                    Telephone 801-486-00976
Members SEC Practice Section of the AICPA                      Fax 801-486-0098


February 5, 2004

United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


To  Whom  it  May  Concern:

We have read Item 4 of Form 8-K dated February 5, 2004 of The Bralorne Mining Company and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.


Yours  very  truly,

/s/     Sellers  &  Andersen,  L.L.C